POWER OF ATTORNEY
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

Each of the undersigned constitutes Brian Muench, Erik T. Nelson, Stewart W. Gregg, and James Nelson, individually, as his or her true and lawful attorney, with full power to each of them to sign for him or her, in his or her name and in his or her capacity as a trustee of the Allianz Variable Insurance Products Trust (the “Trust”), any registration statement of the Trust on Form N-1A (file no. 333-83423) (the “Registration Statement”), and any and all amendments thereto, and any other filing of the Trust with the Securities and Exchange Commission requiring the signature of the trustees of the Trust under the Securities Act of 1933 and/or the Investment Company Act of 1940 for the purpose of complying with the registration or other filing requirements set forth therein.

This Power of Attorney authorizes the above individuals to sign the Registration Statement and such other filings in the name of each of the undersigned in his or her capacity as trustee of the Trust, and only in such capacity, and will remain in full force and effect until specifically rescinded by the undersigned.

Each of the undersigned specifically permits this Power of Attorney to be filed as an exhibit to the Registration Statement or any amendment to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 19th day of February, 2020.

  /s/ Peter R. Burnim
Peter R. Burnim

  /s/ Peggy L. Ettestad
Peggy L. Ettestad

  /s/ Claire R. Leonardi
Claire R. Leonardi

  /s/ Dickson W. Lewis
Dickson W. Lewis

  /s/ Tamara Lynn Fagely
Tamara Lynn Fagely

  /s/ Richard H. Forde
Richard H. Forde

POWER OF ATTORNEY
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

The undersigned constitutes Erik T. Nelson, Stewart W. Gregg, and James Nelson, individually, as his true and lawful attorney, with full power to each of them to sign for him, in his name and in his capacity as a Chairman of the Board, Trustee, and President of the Allianz Variable Insurance Products Trust (the “Trust”), any registration statement of the Trust on Form N-1A (file no. 333-83423) (the “Registration Statement”), and any and all amendments thereto, and any other filing of the Trust with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 for the purpose of complying with the registration or other filing requirements set forth therein.

This Power of Attorney authorizes the above individuals to sign the Registration Statement and such other filings in the name of the undersigned in his capacity as Chairman of the Board, Trustee and President of the Trust, and only in such capacity, and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the Registration Statement or any amendment to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 24th day of February, 2020.

  /s/ Brian Muench
Brian Muench